
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE DECEMBER
31, 1997 FORM 10-K OF PMC CAPITAL, INC. AND IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                             265
<SECURITIES>                                    17,237
<RECEIVABLES>                                  129,988<F1>
<ALLOWANCES>                                     (794)
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                             555
<DEPRECIATION>                                   (318)
<TOTAL-ASSETS>                                 165,839<F2>
<CURRENT-LIABILITIES>                           10,281<F3>
<BONDS>                                         76,290
<PREFERRED-MANDATORY>                            4,000<F4>
<PREFERRED>                                      3,000<F4>
<COMMON>                                        68,671
<OTHER-SE>                                       1,495
<TOTAL-LIABILITY-AND-EQUITY>                   165,839<F5>
<SALES>                                              0
<TOTAL-REVENUES>                                26,766<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                 5,054
<LOSS-PROVISION>                                   542
<INTEREST-EXPENSE>                               5,548
<INCOME-PRETAX>                                 15,622
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             15,622
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    15,622
<EPS-PRIMARY>                                     1.35
<EPS-DILUTED>                                     1.35

<F1>Includes current and long-term portion of all loans receivable - before reserve, interest receivable on loans and receivable for loans sold.  Does not include receivable from affiliate.
<F2>Includes the following items not included above.
(i)   Interest - only strip receivable                 $  3,708
(ii)  Restricted investments                              2,798
(iii) Real property owned                                   296
(iv)  Due from unconsolidated subsidiaries                1,302
(v)   Deferred charges, deposits and
      other assets, net                                   1,398
(vi)  Investment in unconsolidated subsidiaries           7,797
(vii) Servicing asset                                     1,607
                                                        -------
                                                       $ 18,906
                                                       ========
<F3>Includes the following:

(i)   Accrued interest payable  $ 1,316
(ii)  Borrower advances           1,678
(iii) Dividends payable           4,018
(iv)  Accounts payable            3,269
                                 ------
                                $10,281
                                 ======
<F4>Preferred stock of subsidiary held by SBA. See footnotes to the Company's
Annual Report filed on Form 10-K for the year ended December 31, 1997.
<F5>Includes the following items not included above:

(i)   Deferred fee revenue                    $   571
(ii)  Other liabilities                         1,252
(iii) Due to unconsolidated subsidiaries          279
                                              -------
                                              $ 2,102
                                              =======
<F6>Revenues consist primarily of interest, other yield on investments, premium income and equity in income of unconsolidated subsidiaries and gain from sale of assets as follows:

(i)   Interest                                          $ 17,136
(ii)  Premium income                                       1,776
(iii) Other investment income, net                           504
(iv)  Other income, net                                    2,430
(v)   Equity in income of unconsolidated subsidiaries      2,560
(vi)  Gain on sale of assets                               2,360
                                                        --------
                                                        $ 26,766
                                                        ========

